UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2013

DIAMONDBACK ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35700	45-4502447
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 West Texas Suite 1225 Midland, Texas	79701
(Address of principal executive offices)	(Zip code)

(432) 221-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

On June 18, 2013, Diamondback Energy, Inc. (“Diamondback Energy”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with the selling stockholders named therein (the “Selling Stockholders”) and Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein (the “Underwriters”). The Underwriting Agreement relates to a public offering by the Selling Stockholders of 6,000,000 shares of Diamondback Energy common stock at a public offering price of $34.75 per share (less the underwriting discount) (the “Firm Shares Offering”). The Firm Shares Offering closed on June 24, 2013. Pursuant to the Underwriting Agreement, the Selling Stockholders granted the Underwriters a 30-day option to purchase up to 869,222 additional shares of Diamondback Energy common stock at the public offering price (less the underwriting discount) (the “Optional Shares Offering” and, together with the Firm Shares Offering, the “Offering”). Diamondback Energy will not receive any proceeds from the sale of shares in the Offering. The Underwriting Agreement contains customary representations, warranties and agreements of Diamondback Energy and the Selling Stockholders and other customary obligations of the parties and termination provisions. The Underwriting Agreement also provides for the indemnification by Diamondback Energy of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The Offering was made pursuant to Diamondback Energy’s effective registration statement on Form S-1, initially filed with the Securities and Exchange Commission (the “Commission”) on June 7, 2013 (File No. 333-189176), as amended, and a registration statement on Form S-1MEF (File No. 333-189433), which was filed and became immediately effective on June 18, 2013 pursuant to Rule 462(b) under the Securities Act.

Certain of the Underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for Diamondback Energy and its affiliates in the ordinary course of business for which they have received and would receive customary compensation.

The preceding summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 1.1 hereto and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 19, 2013, Diamondback Energy issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

1.1	Underwriting Agreement, dated June 18, 2013, by and among Diamondback Energy, Inc., the selling stockholders named therein and Credit Suisse Securities (USA) LLC, as representative of the several underwriters.

99.1	Press release dated June 19, 2013 entitled “Diamondback Energy Announces Pricing of Secondary Common Stock Offering.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date: June 24, 2013	By:	/s/ Teresa L. Dick
Teresa L. Dick
Senior Vice President and Chief Financial Officer

Exhibit Index

Number	Exhibit

1.1	Underwriting Agreement, dated June 18, 2013, by and among Diamondback Energy, Inc., the selling stockholders named therein and Credit Suisse Securities (USA) LLC, as representative of the several underwriters.

99.1	Press release dated June 19, 2013 entitled “Diamondback Energy Announces Pricing of Secondary Common Stock Offering.”